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                                                                   Exhibit 10.10

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                         WHITING OIL AND GAS CORPORATION

                               PHANTOM EQUITY PLAN

                           (Effective January 1, 2000
                    As Amended and Restated October 22, 2003)

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                                TABLE OF CONTENTS

                                                                            Page

Section 1 Introduction .....................................................   1
      1.1 Establishment ....................................................   1
      1.2 Purposes .........................................................   1
      1.3 General Plan Description .........................................   1
Section 2 Definitions ......................................................   1
      2.1 Definitions ......................................................   1
      2.2 Gender and Number ................................................   5
Section 3 Plan Administration ..............................................   5
      3.1 Administration by the PEC ........................................   5
      3.2 Adoption of Rules ................................................   6
Section 4 Participation in the Plan ........................................   6
      4.1 Eligibility for Participation ....................................   6
      4.2 Plan Agreement ...................................................   6
Section 5 Performance Cycle ................................................   6
      5.1 Determination of Performance Cycle ...............................   6
      5.2 Normal Performance Cycle .........................................   6
Section 6 Phantom Share Grants .............................................   7
      6.1 Grants ...........................................................   7
      6.2 Maximum Number of Phantom Shares and Initial Grant ...............   7
      6.3 Establishment of Individual Phantom Share Accounts ...............   7
Section 7 Vesting of Phantom Shares ........................................   8
      7.1 Normal Vesting Schedule ..........................................   8
      7.2 Vesting in Other Circumstances ...................................   8
      7.3 Termination for Cause ............................................   8
Section 8 Payments to Participants .........................................   8
      8.1 Value of Phantom Shares ..........................................   8
      8.2 Payments to Participants-In General ..............................   9
      8.3 Form of Payment ..................................................   9
      8.4 Use of Common Stock for Payment ..................................   9


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Section 9  Rights of Employees ..............................................  9
Section 10 Designation of Beneficiaries ..................................... 10
Section 11 Changes in Accounting Rules ...................................... 10
Section 12 Other Employee Benefits .......................................... 10
Section 13 Plan Amendment, Modification and Termination ..................... 10
Section 14 Setoff ........................................................... 11
Section 15 Plan Funding ..................................................... 11
Section 16 Non-Assignability of Rights ...................................... 11
Section 17 Withholding Taxes ................................................ 11
Section 18 Requirements of Law .............................................. 11
     18.1  Requirements of Law .............................................. 11
     18.2  Governing Law .................................................... 11
Section 19 Severability ..................................................... 12

                                     - ii -

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                         WHITING OIL AND GAS CORPORATION
                               PHANTOM EQUITY PLAN
                           (Effective January 1, 2000
                    As Amended and Restated October 22, 2003)

                                   Section 1
                                  Introduction

     1.1 Establishment. Whiting Oil and Gas Corporation (as defined in subsection 2.1(i), the "Company") hereby adopts the Whiting Oil and Gas Corporation Phantom Equity Plan (the "Plan"). The Plan permits the grant of Phantom Shares (as defined in subsection 2.1(t)) to employees of the Company.

     1.2 Purposes. The purposes of the Plan are to provide the employees selected for participation in the Plan with added incentives to continue in the service of the Company and to create in such employees a more direct interest in the future success of the operations of the Company by relating incentive compensation to the achievement of long-term growth and financial performance. The Plan is also designed to attract employees and to retain and motivate employees by providing an opportunity to participate in the long-term growth, profitability and performance of the Company, thus enhancing the value of the Company.

     1.3 General Plan Description. Participants in the Plan will receive Phantom Shares (as defined herein) in the Company. The Phantom Shares will entitle the holders to a portion of the gain in economic value of the Company, if any, upon a Triggering Event (as defined herein) as described in Section 8. Except as otherwise provided in Sections 8.3 and 8.4, the Phantom Shares will not, however, entitle the holders to acquire actual securities of the Company, nor shall the holders of the Phantom Shares have actual ownership rights, such as voting rights, in the Company.

                                   Section 2

                                   Definitions

     2.1 Definitions. The following terms shall have the meanings set forth below:

          (a) "Affiliated Corporation" means any corporation which is affiliated with the Company through stock ownership or otherwise and is treated as a common employer under the provisions of Sections 414(b) and (c) of the Internal Revenue Code.

          (b) "Agreement" or "Plan Agreement" means the written agreement entered into between the Company and the Participant to carry out the provisions of the Plan with respect to the Participant and in accordance with the Plan's terms and conditions.

          (c) "Award Value" or "Total Award Value" means such percentage of not less than four percent (4%) nor more than seven percent (7%), as determined by the Board, in its sole discretion, of the positive amount resulting from the subtraction of the Beginning Company Value from the Ending Company Value with respect to a Performance Cycle. If there is an existing public market for the Company's common stock, the Award Value will be paid in

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     common stock of the Company. If there is an existing public market for a
     Holding Company's common stock, the Award Value will be paid in common stock of the Holding Company. If the Company is preparing for an Initial Public Offering (as defined in Section 2.1(cc)) within 120 days or less the Award Value will be paid in common stock of the Company after the closing of the Initial Public Offering. If a Holding Company is preparing for an Initial Public Offering within 120 days or less the Award Value will be paid in common stock of the Holding Company after the closing of the Initial Public Offering. If paid in stock, the amount of stock (percentage of the Company or the Holding Company, as the case may be) paid out, which shall be the percentage of outstanding common stock paid out under the Plan measured immediately after the payout of such stock, is calculated as AV/EV. The calculation of Award Value will be as described above in this
     Section 2.1(c) and as shown below. The following example assumes that the Board has selected five percent (5%) as the applicable percentage to determine Award Value.

          CALCULATION OF AWARD VALUE

          Award Value (AV) = (EV less BV X 5%)

          Where:BV = Beginning Company Value
          EV  = Ending Company Value

             For example, if:
          EV = $890 million
          BV = $190 million
          AV = $35.0 million ($890 million less $190 million X 5%)

          If paid in stock, the percentage of the Company common stock or Holding Company common stock, as the case may be, paid out will be calculated as follows: AV/EV = 3.9% of the Company or the Holding Company ($35 million/$890 million)

          (d) "Award" means the Award Value amount payable to the Participant in accordance with the terms and provisions of the Plan.

          (e) "Beginning Company Value" means $190 million which was the Company Corporate Consolidated SEC PV10% value at January 1, 2000.

          (f) "Board" means the Board of Directors of the Company.

          (g) "Cause" means willful misconduct, a willful failure to perform the Eligible Employee's duties, insubordination, theft, dishonesty, conviction of a felony or any other willful conduct that is materially detrimental to the Eligible Employee's performance of his or her duties or is materially detrimental to the Company or an Affiliated Corporation or such other cause as the Board in good faith reasonably determines provides cause for the discharge of an Eligible Employee.

          (h) "Change of Control" shall be deemed to have occurred if either (A) any individual, entity, or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) other than Alliant Energy Corporation

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     ("Alliant Energy"), Alliant Energy Resources, Inc. ("Alliant Resources") or
     a Holding Company acquires beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of twenty percent (20%) or more of either (i) the then-outstanding shares of common stock of the Company, a Holding Company, Alliant Energy or Alliant Resources ("Outstanding Shares") or (ii) the combined voting power of the then-outstanding voting securities of the Company, a Holding Company, Alliant Energy or Alliant Resources entitled to vote generally in the election of directors ("Voting Power").

          (i) "Company" means Whiting Oil and Gas Corporation, a Delaware corporation formerly known as Whiting Petroleum Corporation, or any company which is a successor thereto as a result of merger, consolidation, liquidation or other reorganization.

          (j) "Corporate Consolidated SEC PV10% Value" means the total proved reserve value at PV10% using constant year-end prices and costs. If the end of the Measuring Period is not at a year-end, constant prices and costs at the end of the Measuring Period will be used to calculate the Ending Company Value.

          (k) "Effective Date" means the effective date of the Plan, January 1, 2000.

          (l) "Eligible Employees" means those employees (including, without limitation, officers and directors who are also employees) of the Company or an Affiliated Corporation who are designated for participation in the Plan pursuant to Section 4.

          (m) "Ending Company Value" means the Company Corporate Consolidated SEC PV10% value at the end of the Measuring Period, less the amount of all "Payable to Parent Debt" on the Company's balance sheet resulting from the period June 1, 2000 to the end of the Measuring Period (the "PPD"). The June 1, 2000 date reflects the commencement of the Company's parent's plan to increase the size of the Company. In calculating the PPD the amount of Payable to Parent Debt will be reduced by $106 million, which was the amount of debt on the Company's balance sheet at June 1, 2000 after equity in the Company was converted to debt by its parent. If the Company's common stock is traded on an established securities market as of the time Ending Company Value is determined, the Award Value shall be paid in shares of common stock of the Company. If a Holding Company's common stock is traded on an established securities market as of the time Ending Company Value is determined, the Award Value shall be paid in shares of common stock of the Holding Company. The number of shares paid out will be determined by the percentage of stock derived in the Award Value calculation, as provided in
     Section 2.1(c).

          (n) "Internal Revenue Code" means the Internal Revenue Code of 1986, as it may be amended from time to time.

          (o) "Market Value" means the average of the mean between the bid and the asked prices of the Company's equity security(ies), or the closing price, as applicable, on the principal stock exchange, NASDAQ, or other market on which such equity security is traded, over the 20 consecutive trading days ending on the date of the Triggering Event.

          (p) "Measuring Period" means the time period between the date as of which Beginning Company Value is determined with respect to the grant of a Phantom Share to a

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     Participant and the date as of which Ending Company Value is determined, which shall be the earlier of the date of a Triggering Event or the end of the applicable Performance Cycle.

          (q) "Participant" means an Eligible Employee who has been selected for participation under the Plan pursuant to Section 4, who has executed a Plan Agreement and who has outstanding grants of Phantom Shares under the Plan.

          (r) "Performance Cycle" means the period established by the Board at the time of each grant of Phantom shares at the end of which Ending Company Value is determined (unless a Triggering Event has occurred prior to the end of the Performance Cycle) for purposes of calculating the value of such Phantom Shares under the Plan. The Performance Cycle with respect to each grant of Phantom Shares shall be determined by the Board at the time of grant and shall be specified in the Plan Agreement with respect to such grant of Phantom Shares.

          (s) "Permanent Disability" means any physical or mental condition which permanently prevents a Participant from performing the material duties of his or her current employment. If a Participant makes application for disability benefits under the Company's long-term disability program, as now in effect or as hereafter amended, and qualifies for such benefits, the Participant shall be presumed to qualify as permanently disabled under this Plan.

          (t) "Phantom Share" means a unit of value determined under the provisions of Section 8 of the Plan.

          (u) "Phantom Equity Committee (PEC)" means the Committee established to administer the Plan pursuant to Section 3.1 herein and determine the amount of Phantom Shares to be awarded to each Plan Participant.

          (v) "Plan" means the Whiting Oil and Gas Corporation Phantom Equity Plan as set forth in this document.

          (w) "Retirement" means termination of employment with the Company and all Affiliated Corporations on or after reaching the normal retirement age of sixty-five, or other retirement age agreed to by the Eligible Employee and the Company.

          (x) "Termination Date" means the date of a Participant's severance from employment with the Company and all Affiliated Corporations for any reason, including but not limited to, death, Permanent Disability, Retirement, resignation, voluntary or involuntary termination or otherwise.

          (y) "Triggering Event" means the first to occur of the following events that triggers the redemption of and payment for the Phantom Shares:

               (i) Change of Control,

               (ii) Initial Public Offering


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               (iii) Issuance by the Company of additional equity or debt convertible into equity that represents, in the aggregate, more than 50% of the then value of the Company, as determined by the Board, or

               (iv) Within any twelve month period, a sale for cash by the Company of assets equal to forty percent (40%) or more of the Corporate Consolidated SEC PV 10% Value.

If one of the above described Triggering Events has not occurred on or before December 31, 2010, this Plan will terminate and no payments will be made with respect to the Phantom Shares.

          (aa) "Vested" or "Vesting" means the portion of a Participant's Award payable to the Participant in the case of termination of employment with the Company and all Affiliated Corporations for reasons other than Cause as provided in Section 7. A Participant shall forfeit any unvested Phantom Shares on the date of termination of employment with the Company and all Affiliated Corporations. The Participant shall become entitled to payment with respect to such Vested Phantom Shares as a result of a subsequent Triggering Event on or before December 31, 2010.

          (bb) "Holding Company" means a corporation formed solely for the purpose of serving as a holding company for the Company that becomes wholly-owned by Alliant Resources and owns 100% of the common stock of the Company.

          (cc) "Initial Public Offering" means the first underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offering and sale of common stock of the Company or a Holding Company, as the case may be.

     2.2 Gender and Number. Except when otherwise indicated by the context, the masculine gender shall also include the feminine gender, and the definition of any term herein in the singular shall also include the plural.

                                   Section 3
                               Plan Administration

     3.1 Administration by the PEC.The Plan shall be administered by the PEC. The PEC shall consist of the Company's Chief Executive Officer, the President of Alliant Energy Investments, Inc. and a member of the Board who is not also an employee of the Company. Subject to approval of its recommendations by the Company's Board, the PEC shall have exclusive and final authority, without modifying or changing the Plan, to interpret the Plan consistent with the intent of the Plan, to prescribe, amend, and rescind rules and regulations relating to the Plan, to delegate such responsibilities or duties as are allowable under the Plan or by law and as it deems desirable, and if it so determines, to cause an audit of the Plan's operations to be conducted by an independent certified public accounting firm selected by the PEC, and to make all other determinations necessary or advisable for the administration of the Plan. In exercising its authority and discretion under the Plan, unless the context clearly provides otherwise, all decisions of the PEC shall be made in the sole and absolute discretion of the PEC.

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     3.2 Adoption of Rules. The PEC may from time to time adopt such rules and regulations for carrying out the purposes of the Plan as it may deem proper and in the best interests of the Company. The PEC may correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any agreement entered into hereunder in the manner and to the extent it shall deem expedient and it shall be the sole and final judge of such expediency. The determinations, interpretations and other actions of the PEC pursuant to the provisions of the Plan shall be binding and conclusive for all purposes and on all persons.

                                   Section 4
                            Participation in the Plan

     4.1 Eligibility for Participation. The PEC shall establish the criteria for participation of Eligible Employees in the Plan, select the Participants, determine the number of Phantom Shares to be granted to each Participant, and the provisions applicable to such Phantom Shares, which may include provisions in addition to or different than the provisions of the Plan. As a general matter, Plan participation shall be extended to those Eligible Employees of the Company and Affiliated Corporations who, in the opinion of the PEC, have the opportunity to significantly impact the long-term financial success of the Company. An Eligible Employee shall become a Participant in the Plan upon designation as an Eligible Employee by the PEC, and the execution by the Participant and the Company of a Plan Agreement.

     4.2 Plan Agreement. The Plan Agreement will specify the terms and conditions of a grant of Phantom Shares to a Participant, including the number of Phantom Shares granted, the date as of which Beginning Company Value shall be calculated, and the amount of Beginning Company Value, for purposes of calculating the value of the Phantom Shares, the Performance Cycle associated with the Phantom Shares, the beginning date for the Measuring Period with respect to the Phantom Shares, the Vesting arrangement that shall apply to the Participant's Phantom Shares, and any other provisions that shall apply to the Participant's Phantom Shares, which may include provisions in addition to or different than the provisions of the Plan. The Plan Agreement must be signed by the Participant and by an authorized officer of the Company (other than the Participant). All references to the "Whiting Petroleum Corporation Phantom Equity Plan" in any Plan Agreements or Change of Control Agreements entered into prior to October 22, 2003 by Participants shall be deemed to refer to the "Whiting Oil and Gas Corporation Phantom Equity Plan."

                                   Section 5
                                Performance Cycle

     5.1 Determination of Performance Cycle. The PEC shall determine at the time of each grant of Phantom Shares hereunder when the Performance Cycle with respect to the grant of such Phantom Shares shall begin and end.

     5.2 Normal Performance Cycle. The normal Performance Cycle shall be a five
(5) year period, but the PEC may propose and the Board agree to shorter or longer Performance Cycles. The beginning and ending of the Performance Cycle will be specified for each grant of Phantom Shares in the Plan Agreement with each Participant.

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                                   Section 6
                              Phantom Share Grants

     6.1 Grants. Phantom Shares shall be granted to a Participant based upon the PEC's assessment of the anticipated role and contribution of the Participant over the applicable Performance Cycle. Phantom Shares may be granted with respect to a Performance Cycle at any time during the Performance Cycle.

     6.2 Maximum Number of Phantom Shares and Initial Grant. The total number of Phantom shares in the Company is set at ten million. The maximum number of Phantom Shares available for grant during the first Performance Cycle under the Plan is 500,000 or 5 percent of the total Phantom Shares. Of the 500,000 Phantom shares available for grant under the Plan=s first Performance Cycle, 200,000 shall be for grants to any and all Eligible Employees (excluding current managers), 200,000 shall be for grants to current management, and 100,000 shall be reserved for future grants to Eligible Employees.

     Regardless of the number of Phantom Shares granted under the Plan with respect to the first Performance Cycle, the total Vested Phantom Shares outstanding on the applicable Valuation Date shall share in the allocation of the Total Award Value in accordance with the provisions of Section 8.1. For example, if the full 500,000 Phantom Shares are granted with respect to the first Performance Cycle and were fully Vested, those 500,000 Phantom Shares would share, in accordance with the provisions of Section 8.1, in the Total Award Value with respect to such Performance Cycle. Based upon the example set forth in Section 2.1(c), if a Triggering Event were to occur with respect to the first Performance Cycle (and on or before December 31, 2010), and if the Total Award Value is $35,000,000 with respect to the first Performance Cycle, the Participants with respect to the first Performance Cycle would share in the Total Award Value of $35,000,000.

     The PEC shall retain sole discretion to determine the total number of Phantom Shares to be granted at the beginning of any subsequent Performance Cycle and the number of Phantom Shares to be awarded to any specific Participant. The Company anticipates that to promote retention of valued employees, a disproportionate number of Phantom Shares may be granted in the initial years of the Performance Cycle. However, as in the first Performance Cycle, a number of Phantom Shares will be reserved for grants to new Participants and for additional grants to Eligible Employees. If a Phantom Share has been redeemed and an Award made to a Participant in accordance with the provisions of Section 8, or if a Phantom Share has been forfeited or canceled for any other reason, the Phantom Share shall again be available for grant under the Plan.

     6.3 Establishment of Individual Phantom Share Accounts. The Company shall establish, or shall cause to be established, individual accounts for each Participant which will be unsecured and unfunded and will be maintained for each grant of Phantom Shares to a Participant under the Plan. The account for each Participant shall reflect the number of Phantom Shares granted and held by such Participant and the Beginning Company Value of each such Phantom Share.

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                                   Section 7
                            Vesting of Phantom Shares

     7.1 Normal Vesting Schedule. Phantom Shares granted under the Plan shall Vest at the rate of 20% for each full year of employment with the Company or an Affiliated Corporation (or as specified in the Plan Agreement for a particular Participant) completed after the date specified by the PEC for the beginning of the vesting computation period unless the Board specifies a different Vesting arrangement with respect to the grant of Phantom Shares to a particular Participant. The manner in which each Participant's Phantom Shares shall Vest shall be set forth in the Plan Agreement with the Participant. Different Vesting arrangements may apply with respect to the grant of Phantom Shares to different Participants or to different grants of Phantom Shares to the same Participants.

     7.2 Vesting in Other Circumstances. Except as provided in Section 7.3, a Participant shall become 100% Vested in all of his or her Phantom Shares in the event of the Participant's death, Permanent Disability or Retirement. A Participant who is employed by the Company shall also become 100% Vested in all of his or her Phantom Shares upon the occurrence of a Triggering Event as defined in Section 2.1(y). The end of a Performance Cycle shall not cause any acceleration of Vesting for any Participant.

     7.3 Termination for Cause . If a Participant's employment is terminated for Cause, he shall forfeit all of his or her Vested Phantom Shares and shall not be entitled to any Award or payment under this Plan with respect to any Phantom Shares previously granted to such Participant.

                                   Section 8
                            Payments to Participants

     8.1 Value of Phantom Shares. The value of a Participant's Phantom Shares will be calculated upon the earlier of a Triggering Event or the end of the applicable Performance Cycle (the "Valuation Date"), according to the following formula:

Number of the Participant's Phantom Shares vested at the Valuation Date/total Vested Phantom Shares in the Plan on the Valuation Date X the Total Award Value. Notwithstanding the foregoing, the PEC may provide, at the time of the grant of Phantom Shares to a Participant, whether such Phantom Shares are granted as different class Phantom Shares or not, that the portion of the Total Award Value payable to such Participant shall be adjusted to reflect the amount of capital expenses made at the time of the grant of such Phantom Shares as a percentage of the total capital expenses budgeted for the Performance Cycle. For example, if a Participant is awarded Phantom Shares at a time when the Company has expended $400,000,000 of capital expenditures out of a budgeted $500,000,000 of capital expenditures, the PEC may provide that the Participant's payment would be based on the Participant's allocable share of the Total Award Value X 20%.

The Participant's individual Award may be paid in cash or common stock of the Company or a Holding Company. Common stock of the Company or a Holding Company, as the case may be, will be used pursuant to Sections 2.1(c), 2.1(m) and 8.4 of the Plan.
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The value of each Participant's Phantom Shares shall be determined as soon as practicable before or after the applicable Triggering Event, but in no event later than ninety (90) days after the Triggering Event.

     8.2 Payments to Participants - In General. Except as otherwise provided in this Section and Sections 2.1(c) and 2.1(m), a Participant in the Plan shall receive payment for his or her Vested Phantom Shares that are affected by the applicable Triggering Event within thirty (30) days following the final determination of the Award Value. If a Triggering Event has not occurred on or before December 31, 2010, the Plan shall terminate and no payments shall be made to Participants under the Plan.

     8.3 Form of Payment. Payment shall be made to the Participant, if the conditions of Section 8.4 are satisfied, in shares of the Company's common stock or a Holding Company's common stock, as the case may be, subject to applicable withholding of income tax and other amounts, no later than thirty (30) days after the final determination of the value of the Phantom Shares, except as provided in Sections 2.1(c) and 2.1(m).

     8.4 Use of Common Stock for Payment. If the Company's common stock is actively traded on an established securities market, payments of amounts due under this Plan will be made in shares of the Company's common stock. If a Holding Company's common stock is actively traded on an established securities market, payments of amounts due under this Plan will be made in shares of the Holding Company's common stock. If the shares of the Company's common stock or the Holding Company's common stock, as the case may be, to be received by a Participant hereunder may not be immediately sold by the Participant because of restrictions imposed by federal or state securities laws, the Board shall permit the Participant to elect to pay the applicable income and other taxes required to be withheld by causing the Company or the Holding Company to withhold from the shares otherwise issuable to the Participant sufficient shares to satisfy the withholding obligation. If the Company is preparing for an Initial Public Offering within 120 days or less payment may be made in common stock of the Company after the closing of the Initial Public Offering. If a Holding Company is preparing for an Initial Public Offering within 120 days or less payment may be made in common stock of the Holding Company after the closing of the Initial Public Offering.

                                   Section 9
                               Rights of Employees

     Nothing contained in the Plan or in any Phantom Share granted under the Plan shall confer upon any Participant any right with respect to the continuation of his or her employment by the Company or Affiliated Corporation, or interfere in any way with the right of the Company or Affiliated Corporation, subject to the terms of any separate employment agreement to the contrary, at any time to terminate such employment or to increase or decrease the compensation of the Participant. Whether an authorized leave of absence, or absence in military or government service, shall constitute a termination of employment for any purpose of this Plan shall be determined by the Board, subject to the requirements of applicable law, if any.

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                                   Section 10
                          Designation of Beneficiaries

     A Participant may designate a beneficiary or beneficiaries to receive all or part of the amounts earned by the Participant under the Plan in case of death. A designation of beneficiary may be replaced by a new designation or may be revoked by the Participant at any time. A designation or revocation shall be on a form to be provided by the Company for this purpose and shall be signed by the Participant and delivered to the Company prior to the Participant's death. In the case of the Participant's death, the amounts to be distributed to the Participant under the Plan with respect to which a designation of beneficiary has been made (to the extent it is valid and enforceable under applicable law) shall be distributed in accordance with the Plan to the designated beneficiary or beneficiaries. The amount distributable to a Participant upon death and not subject to a valid beneficiary designation shall be distributed to the Participant's estate. If there shall be any question as to the legal right of any beneficiary to receive a distribution under the Plan, the amount in question may be paid to the estate of the Participant, in which event the Company shall have no further liability with respect to such amount.

                                   Section 11
                           Changes in Accounting Rules

     Notwithstanding any other provision of the Plan to the contrary, if, during the term of the Plan, any changes in the financial or tax accounting rules applicable to Phantom Shares shall occur which, in the sole judgment of the PEC, may have a material adverse effect on the reported earnings, assets or liabilities of the Company, the PEC shall have the right and power to modify as necessary any then outstanding Phantom Shares, provided, however, that no such modification shall in any manner adversely affect any Phantom Shares theretofore granted under the Plan without the consent of the Participant holding such Phantom Shares.

                                   Section 12
                             Other Employee Benefits

     The amount of any compensation deemed to be received by a Participant as a result of the receipt of Phantom Shares shall not constitute "earnings" with respect to which any other employee benefits of such employee are determined, including without limitation benefits under any pension, profit sharing, 401(k), life insurance or salary continuation plan.

                                   Section 13
                  Plan Amendment, Modification and Termination

     The Board may at any time terminate, and from time to time may amend or modify the Plan. The Plan shall terminate upon the sale of all or substantially all of the assets of the Company, a distribution of all or substantially all of the assets of the Company to its shareholders, or the merger or reorganization of the Company if the Company is not the surviving entity. Upon termination of the Plan, no further Phantom Shares shall be issued, but the provisions of the Plan shall remain applicable to all Phantom Shares then outstanding at the time of Plan termination. No amendment, modification or termination of the Plan shall in any

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manner adversely affect any Phantom Shares theretofore granted under the
Plan, without the consent of the Participant holding such Phantom Shares.

                                   Section 14
                                     Setoff

     All or part of any amount otherwise due and payable to a Participant under the Plan may be setoff or applied by the Company against any liability or reimbursement then due and payable by the Participant to the Company.

                                   Section 15
                                  Plan Funding

     Obligations to Participants under the Plan will not be funded, trusteed, insured or secured in any manner. The Participants under the Plan shall have no security interest in any assets of the Company, shall have no interest or right as a shareholder in the Company and shall be only general creditors of the Company.

                                   Section 16
                           Non-Assignability of Rights

     Except as provided in the Plan, no grant, right, benefit or account of a Participant under this Plan shall be subject to anticipation, alienation, sale, assignment, pledge, encumbrance, or charge, and any attempt to anticipate, alienate, sell, assign, pledge, encumber, or charge the same shall be void. No right or benefit under the Plan shall in any manner be liable for or subject to the debts, contracts, liabilities, or torts of the person entitled to such benefits except as expressly provided herein. If any Participant should become bankrupt or attempt to anticipate, alienate, sell, assign, pledge, encumber, or charge any right or benefit hereunder, then such right or benefit shall, in the discretion of the Company, cease, and in such event, the Company may hold or apply the Participant's Phantom Shares or any part thereof for the benefit of the Participant or the Participant's spouse, children, or other dependents, or any of them in such manner and in such proportions as the PEC shall deem proper.

                                   Section 17
                                Withholding Taxes

     The Company shall have the right to deduct from all amounts payable to a Participant any taxes or other impositions required by law to be withheld upon such payment.

                                   Section 18
                               Requirements of Law

     18.1 Requirements of Law. The issuance of Phantom Shares and the payment of cash pursuant to the Plan shall be subject to all applicable laws, rules and regulations.

     18.2 Governing Law. The Plan and all agreements hereunder shall be construed in accordance with and governed by the laws of the State of Colorado.

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                                   Section 19

                                  Severability

         In the event that any provision of the Plan is held invalid, void or unenforceable, the same shall not affect, in any respect whatsoever, the validity of any other provision of the Plan.

ATTEST:                                      WHITING OIL AND GAS CORPORATION

___________________________________          By:________________________________
                                             President and CEO

Dated:_____________________________


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